EXHIBIT 32.1

CERTIFICATION

PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Paragon Financial Corporation ("the Company") on Form 10-K/A-1 for the year ended December 31, 2005 ("Form 10-K"), each of the undersigned officers of the Company certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of such officer's knowledge: (i) the Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Paragon Financial Corporation.

Dated: May 3, 2006

/s/ MICHAEL BARRON
Michael Barron
Chairman and Chief Executive Officer